UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2009

KINDER MORGAN ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-11234	76-0380342
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000

Houston, Texas 77002

(Address of principal executive offices, including zip code)

713-369-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Kinder Morgan Energy Partners, L.P. (the “Partnership”) has priced an underwritten public offering (the “Offering”) of 5,500,000 common units representing limited partner interests pursuant to an effective registration statement. The Partnership has granted the underwriters a 30-day option to purchase a maximum of 825,000 additional common units to cover over-allotments, if any. The public offering price is $46.95 per common unit, and the Partnership will receive proceeds of $45.53 per common unit before offering expenses.

Morgan Stanley & Co. Incorporated, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as joint book-running managers of the Offering. Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Raymond James & Associates, Inc. and UBS Securities LLC are acting as co-managers of the Offering.

When available, copies of the prospectus supplement and accompanying base prospectus related to the Offering may be obtained from the following persons at the addresses set forth below:

Morgan Stanley & Co. Incorporated

Attn: Prospectus Department

180 Varick Street, 2nd Floor

New York, NY 10014-4606

Telephone: 1-866-718-1649

Email: prospectus@morganstanley.com

Credit Suisse Securities (USA) LLC

Attn: Prospectus Department

One Madison Avenue

New York, NY 10010

Phone: 1-800-221-1037

Goldman, Sachs & Co.

Attn: Prospectus Department

85 Broad Street

New York, NY 10004

Phone: 1-866-471-2526

Facsimile: 212-902-9316

Email: prospectus-ny@ny.email.gs.com

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Attn: Prospectus Department

4 World Financial Center

New York, NY 10080

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN ENERGY PARTNERS, L.P.

	By:	KINDER MORGAN G.P., INC.,
its general partner

		By:	KINDER MORGAN MANAGEMENT, LLC,
its delegate

Dated: February 26, 2009			By:	/s/ Kim Dang
Kim Dang
Vice President and Chief Financial Officer